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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation in this Form 8-K of our report dated October 30, 2000 with respect to the consolidated financial statements of GaSonics International Corporation included in the Form 10-K filed on December 26, 2000, and to the incorporation by reference into the previously filed Registration Statements on Form S-8 (File Nos. 333-11825, 33-88156, 33-51056, 33-36787, 33-62807, 333-35487, 333-65567,
333-80453, 333-5406, 333-5408) of Novellus Systems, Inc.



                                        /s/ ARTHUR ANDERSEN LLP

San Jose, California
May 30, 2001


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